Exhibit 10.1

STREETERVILLE CAPITAL, LLC

297 Auto Mall Drive, Suite #4

St. George, Utah 84770

April 8, 2025

Founder Group Limited

Attn: Lee Seng Chi

No. 17, Jalan Astana 1B, Bandar Bukit Raja

41050 Klang, Selangor Darul Ehsan

Malaysia

Re: Securities Purchase Agreement between Founder Group Limited, a British Virgin Islands corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company (“Buyer”, and collectively with the Company, the “Parties”), dated March 13, 2025 (the “SPA”).

Dear Mr. Lee:

This letter agreement (this “Letter Agreement”) is entered into by and between Company and Buyer in connection with the SPA. The purpose of this Letter Agreement is to acknowledge the desire of the Parties to unwind and rescind the Transaction Documents (as defined in the SPA) (the “Transaction Documents”) on the terms set forth below. Accordingly, the Parties hereby agree as follows:

1. Rescission of the Transaction Documents. Each of the Parties hereto do hereby covenant and agree that, as of the date of Buyer’s receipt of $1,250,000 (the “Rescission Purchase Price”) from the Company on or before April 11, 2025 (the “Deadline”), the Transaction Documents and all of the transactions contemplated thereby shall be rescinded ab initio, and shall be of no further force or effect, as a result of which the Transaction Documents shall be deemed not to have occurred (the “Rescission”). It is intended that the Rescission will place each of the Parties in the same respective position that each was in prior to the execution of the Transaction Documents. For the avoidance of doubt, the Buyer shall, upon its receipt of such Rescission Purchase Price on or before the Deadline, instruct the Company’s transfer agent to return the 1,850,000 Ordinary Shares previously issued to Buyer by the Company back to the Company’s treasury for cancellation.

2. Governing Law; Venue. The internal laws of the State of Utah (irrespective of its choice of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. In the event of any claim or dispute arising hereunder, the Parties consent to the jurisdiction and venue provisions set forth in the SPA.

3. Binding upon Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

5. Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

6. Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

7. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by facsimile or electronic signature, which shall be considered legally binding for all purposes.

8. Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

9. Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY ADDITIONAL INVESTMENT DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Company and Buyer have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

BUYER:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John M. Fife, President

COMPANY:

FOUNDER GROUP LIMITED

By:	/s/ Lee Seng Chi
Lee Seng Chi, Chief Executive Officer

[Signature page to Letter Agreement]